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                                                                    Exhibit 23.4



CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

MEDIQ Incorporated
MEDIQ/PRN Life Support Services, Inc.
Pennsauken, New Jersey

We hereby consent to the use in the Prospectus constituting a part of the Registration Statement on Form S-4 of MEDIQ/PRN Life Support Services, Inc. of our report dated December 12, 1997, relating to the consolidated financial statements of CH Medical, Inc. and Subsidiaries which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                            /s/ BDO SEIDMAN, LLP

Dallas, Texas
September 18, 1998